EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days. Such transactions involved the purchase of shares on the NASDAQ Stock Market. Certain of the prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date. The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
3/31/2017	Purchase	$ 4.0022	[1]	35841
4/3/2017	Purchase	$ 4.0327	[2]	27200
4/4/2017	Purchase	$ 4.1448	[3]	41546
4/5/2017	Purchase	$ 4.0563	[4]	25267
4/6/2017	Purchase	$ 4.0506	[5]	19923
4/7/2017	Purchase	$ 4.1941	[6]	38762
4/10/2017	Purchase	$ 4.2176	[7]	7897
4/11/2017	Purchase	$ 4.1791	[8]	20227
4/12/2017	Purchase	$ 4.1174	[9]	9900
4/13/2017	Purchase	$ 4.0285	[10]	42694
4/17/2017	Purchase	$ 3.9834	[11]	12491
4/18/2017	Purchase	$ 4.0455	[12]	18093
4/19/2017	Purchase	$ 4.1251	[13]	17033
4/20/2017	Purchase	$ 4.1604	[14]	19581
4/21/2017	Purchase	$ 4.1295	[15]	19550

1 This transaction was executed in multiple trades at prices ranging from $3.90 – 4.05.

2 This transaction was executed in multiple trades at prices ranging from $3.98 – 4.04.

3 This transaction was executed in multiple trades at prices ranging from $4.07 – 4.17.

4 This transaction was executed in multiple trades at prices ranging from $3.98 – 4.13.

5 This transaction was executed in multiple trades at prices ranging from $4.015 – 4.10.

6 This transaction was executed in multiple trades at prices ranging from $4.04 – 4.25.

7 This transaction was executed in multiple trades at prices ranging from $4.18 – 4.25.

8 This transaction was executed in multiple trades at prices ranging from $4.145 – 4.20.

9 This transaction was executed in multiple trades at prices ranging from $4.055 – 4.17.

10 This transaction was executed in multiple trades at prices ranging from $3.98 – 4.13.

11 This transaction was executed in multiple trades at prices ranging from $3.96 – 4.05.

12 This transaction was executed in multiple trades at prices ranging from $3.995 – 4.08.

13 This transaction was executed in multiple trades at prices ranging from $4.08 – 4.17.

14 This transaction was executed in multiple trades at prices ranging from $4.115 – 4.22.

15 This transaction was executed in multiple trades at prices ranging from $4.09 – 4.17.

4/24/2017	Purchase	$ 4.1545	[16]	25706
4/25/2017	Purchase	$ 4.2434	[17]	9677
4/26/2017	Purchase	$ 4.2471	[18]	175
4/27/2017	Purchase	$ 4.2459	[19]	2300
4/28/2017	Purchase	$ 4.1746	[20]	25400
5/1/2017	Purchase	$ 4.2185	[21]	37654
5/1/2017	Purchase	$ 4.1500		50000
5/2/2017	Purchase	$ 4.2384	[22]	19173
5/3/2017	Purchase	$ 4.2047	[23]	17463
5/4/2017	Purchase	$ 4.2144	[24]	19137
5/5/2017	Purchase	$ 4.2062	[25]	19500
5/8/2017	Purchase	$ 4.2063	[26]	13648
5/9/2017	Purchase	$ 4.2476	[27]	3226
5/15/2017	Purchase	$ 3.8929	[28]	25721
5/16/2017	Purchase	$ 3.8211	[29]	29784
5/17/2017	Purchase	$ 3.7361	[30]	31685
5/18/2017	Purchase	$ 3.7712	[31]	30901
5/19/2017	Purchase	$ 3.7076	[32]	27244
5/22/2017	Purchase	$ 3.7425	[33]	18972
5/23/2017	Purchase	$ 3.7233	[34]	39116
5/24/2017	Purchase	$ 3.6654	[35]	104600
5/25/2017	Purchase	$ 3.5679	[36]	46035
5/26/2017	Purchase	$ 3.5137	[37]	25905

16 This transaction was executed in multiple trades at prices ranging from $4.105 – 4.20.

17 This transaction was executed in multiple trades at prices ranging from $4.22 – 4.25.

18 This transaction was executed in multiple trades at prices ranging from $4.245 – 4.25.

19 This transaction was executed in multiple trades at prices ranging from $4.235 – 4.25

20 This transaction was executed in multiple trades at prices ranging from $4.15 – 4.21.

21 This transaction was executed in multiple trades at prices ranging from $4.165 – 4.24.

22 This transaction was executed in multiple trades at prices ranging from $4.22 – 4.25.

23 This transaction was executed in multiple trades at prices ranging from $4.16 – 4.25.

24 This transaction was executed in multiple trades at prices ranging from $4.175 – 4.25.

25 This transaction was executed in multiple trades at prices ranging from $4.18 – 4.22.

26 This transaction was executed in multiple trades at prices ranging from $4.18 – 4.25.

27 This transaction was executed in multiple trades at prices ranging from $4.23 – 4.25.

28 This transaction was executed in multiple trades at prices ranging from $3.755 – 3.96.

29 This transaction was executed in multiple trades at prices ranging from $3.775 – 3.90.

30 This transaction was executed in multiple trades at prices ranging from $3.68 – 3.80.

31 This transaction was executed in multiple trades at prices ranging from $3.68 – 3.83.

32 This transaction was executed in multiple trades at prices ranging from $3.665 – 3.82.

33 This transaction was executed in multiple trades at prices ranging from $3.675 – 3.77.

34 This transaction was executed in multiple trades at prices ranging from $3.685 – 3.78.

35 This transaction was executed in multiple trades at prices ranging from $3.59 – 3.80.

36 This transaction was executed in multiple trades at prices ranging from $3.4875 – 3.70.

37 This transaction was executed in multiple trades at prices ranging from $3.47 – 3.58.